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                      IDS CERTIFICATE COMPANY
                         POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned as a director of IDS Certificate Company, a face-amount certificate company registered under the Investment Company Act of 1940, hereby constitutes and appoints James A. Mitchell, Stuart A. Sedlacek, Jay C. Hatlestad, Colleen Curran, Bruce A. Kohn and Morris Goodwin Jr., or any one of them, as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all registration statements and amendments thereto (with all exhibits and other documents required or desirable in connection therewith) that may be prepared from time to time in connection with said Company's existing or future face-amount certificate products, and periodic reports on Form 10-K, Form 10-Q and Form 8-K required pursuant to provisions of the Securities Exchange Act of 1934, and any necessary or appropriate states or other jurisdictions, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary or appropriate in connection with such signatures or filings.

Signed on this 29th day of February, 1996.

/s/ David R. Hubers              /s/ John V. Luck
    David R. Hubers                  John V. Luck

/s/ Charles W. Johnson           /s/ James A. Mitchell
    Charles W. Johnson               James A. Mitchell

/s/ Edward Landes                /s/ Harrison Randolph
    Edward Landes                    Harrison Randolph

/s/ Gordon H. Ritz               /s/ Stuart A. Sedlacek
    Gordon H. Ritz                   Stuart A. Sedlacek

/s/ Richard W. Kling
    Richard W. Kling